Board of Directors
Equity Inns, Inc.
October 13, 2005
Page 3



                                                                    EXHIBIT 5.1

                                                   HUNTON & WILLIAMS LLP
                                                   RIVERFRONT PLAZA, EAST TOWER
                                                   951 EAST BYRD STREET
                                                   RICHMOND, VIRGINIA 23219-4074

                                                   TEL      804 o 788 o 8200
                                                   FAX      804 o 788 o 8218

                                                   File No.     48066.197

October 13, 2005



Board of Directors
Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, Tennessee 38138


                                Equity Inns, Inc.
  Registration Statement on Form S-3 Registering 301,315 Shares of Common Stock


Ladies and Gentlemen:

         We have acted as special counsel to Equity Inns, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof by the Company under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the registration of the resale by the selling shareholder named in the Registration Statement of up to 301,315 shares of common stock of the Company, $0.01 par value per share (the "Shares"), as described in the Registration Statement, issuable, at the Company election, upon redemption of units of limited partnership interest (the "Units") in Equity Inns Partnership, L.P., a Tennessee limited partnership (the "Partnership").

         In connection with the foregoing, we have examined the following:

         (i) the Registration Statement;

         (ii) the Company's Second Amended and Restated Charter filed with the Secretary of State of the State of Tennessee on October 20, 1997, as amended on May 26, 1998 and as further amended by the Company's Articles of Amendment Fixing the Rights and Preferences of a Series of Shares of Preferred Stock filed with the Secretary of State of the State of Tennessee on June 25, 1998 and as amended by the Company's Articles of Amendment Fixing the Rights and Preferences of a Series of Shares of Preferred Stock filed with the Secretary of State of the State of Tennessee on August 7, 2003, as certified as of the date hereof by the Secretary of the Company (collectively, the "Charter");

         (iii) the Company's Bylaws, as certified as of the date hereof by the Secretary of the Company (the "Bylaws");

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         (iv) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Tennessee on November 30, 1993 and the Certificate of Amendment to the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Tennessee on January 26, 1995, as certified as of the date hereof by the Secretary of the Company (collectively, the "Certificate of Limited Partnership");

         (v) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 25, 1997, as amended by Amendment No. 1 thereto dated June 25, 1998 and by Amendment No. 2 thereto dated as of August 11, 2003, as certified as of the date hereof by the Secretary of the Company (the "Partnership Agreement"); and

         (vi) the Joint Action on Unanimous Written Consent of the Board of Directors of the Company and the Board of Trustees of the Trust dated as of October 12, 2005, as certified as of the date hereof by the Secretary of the Company.

         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

         We do not purport to express an opinion on any laws other than those of the State of Tennessee.

         Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that the issuance of the Shares upon redemption of the Units in accordance with the terms of the Partnership Agreement has been duly authorized and, if and when issued in accordance therewith, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

         This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.



                                       Very truly yours,

                                       /s/  Hunton & Williams LLP